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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the use of our report dated January 14, 2000 except for Note 12, as to which the date is February 29, 2000, with respect to the consolidated financial statements of Galileo Technology Ltd. included in Amendment No. 1 to the Current Report on Form 8-K of Marvell Technology Group Ltd.

                                       /s/ Ernst & Young LLP

San Jose, California
March 16, 2001